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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: AUGUST, 2000
DISTRIBUTION DATE: 9/20/2000

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STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                       Per $1,000 of Original
                                                                                                             Class A/Class B
                                                                                                           Certificate Amount
                                                                                                           ------------------
   (i)    Principal Distribution
          ----------------------
             Class A Amount                                                                $ 7,686,077.97       $11.698403
             Class B Amount                                                                $   362,171.23       $11.698403

  (ii)    Interest Distribution
          ---------------------
             Class A Amount                                                                $   460,668.59       $ 0.701149
             Class B Amount                                                                $    21,706.90       $ 0.701149

 (iii)    Monthly Servicing Fee                                                            $    79,731.49       $ 0.115892
          ---------------------                                                            --------------
             Monthly Supplemental Servicing Fee                                            $         0.00       $ 0.000000
             Class A Percentage of the Servicing Fee                                       $    76,143.57       $ 0.115892
             Class A Percentage of the Supplemental Servicing Fee                          $         0.00       $ 0.000000
             Class B Percentage of the Servicing Fee                                       $     3,587.92       $ 0.115892
             Class B Percentage of the Supplemental Servicing Fee                          $         0.00

  (iv)    Class A Principal Balance (end of Collection Period)                             $83,686,205.16
          Class A Pool Factor (end of Collection Period)                                        12.737250%
          Class B Principal Balance (end of Collection Period)                             $ 3,943,329.16
          Class B Pool Factor (end of Collection Period)                                        12.737250%

   (v)    Pool Balance (end of Collection Period)                                          $87,629,534.32

  (vi)    Class A Interest Carryover Shortfall                                             $         0.00
          Class A Principal Carryover Shortfall                                            $         0.00
          Class B Interest Carryover Shortfall                                             $         0.00
          Class B Principal Carryover Shortfall                                            $         0.00

 (vii)      Amount Otherwise Distributable to the Seller that is Distributed to
                   Either the Class A or Class B Certificateholders                        $         0.00       $   0.0000


(viii)    Balance of the Reserve Fund Property (end of Collection Period)
             Class A Amount                                                                $ 6,879,784.34
             Class B Amount                                                                $         0.00

  (ix)     Aggregate Purchase Amount of Receivables repurchased by the
                               Seller or the Servicer                                      $         0.00

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